Exhibit 99.1

SAFETY ANNOUNCES SECOND QUARTER 2021 RESULTS AND DECLARES THIRD QUARTER 2021 DIVIDEND

Boston, Massachusetts, August 4, 2021. Safety Insurance Group, Inc. (NASDAQ:SAFT) (“the Company”) today reported second quarter 2021 results.

Net income for the quarter ended June 30, 2021 was $37.7 million, or $2.49 per diluted share, compared to net income of $42.5 million, or $2.78 per diluted share, for the comparable 2020 period. Net income for the six months ended June 30, 2021 was $73.8 million, or $4.93 per diluted share, compared to net income of $40.5 million, or $2.64 per diluted share, for the comparable 2020 period. Non-generally accepted accounting principles (“non-GAAP”) operating income, as defined below, for the quarter ended June 30, 2021 was $1.85 per diluted share, compared to $1.95 per diluted share, for the comparable 2020 period. Non-GAAP operating income for the six months ended June 30, 2021 was $3.78 per diluted share, compared to $3.52 per diluted share, for the comparable 2020 period.

Safety’s book value per share increased to $61.43 at June 30, 2021 from $59.40 at December 31, 2020. Safety paid $0.90 per share in dividends to investors during the quarters ended June 30, 2021 and 2020, respectively. Safety paid $3.60 per share in dividends to investors during the year ended December 31, 2020.

Direct written premiums for the quarter ended June 30, 2021 increased by $11.9 million, or 5.8%, to $217.2 million from $205.3 million for the comparable 2020 period. Direct written premiums for the six months ended June 30, 2021 increased by $6.9 million, or 1.7% to $409.5 million from $402.6 million for the comparable 2020 period. The 2020 direct written premium reflects the Safety Personal Auto Relief Credit, a 15% policyholder credit that was applied to personal auto policies for the months of April, May and June 2020 and was booked as an adjustment to premiums during the second quarter of 2020.

Net written premiums for the quarter ended June 30, 2021 increased by $9.1 million, or 4.6%, to $206.8 million from $197.7 million for the comparable 2020 period. Net written premiums for the six months ended June 30, 2021 increased by $4.4 million, or 1.1%, to $391.0 million from $386.6 million for the comparable 2020 period. Net earned premiums for the quarter ended June 30, 2021 increased by $12.4 million, or 6.8%, to $194.3 million from $181.9 million for the comparable 2020 period. Net earned premiums for the six months ended June 30, 2021 increased by $7.4 million, or 1.9%, to $387.1 million from $379.7 million for the comparable 2020 period. The increases in both periods are a result of the increase in direct written premiums as described above.

For the quarter ended June 30, 2021, losses and loss adjustment expenses incurred increased by $19.2 million, or 21.1%, to $110.2 million from $91.0 million for the comparable 2020 period. For the six months ended June 30, 2021, losses and loss adjustment expenses incurred increased by $10.0 million, or 4.7%, to $221.7 million from $211.7 million for the comparable 2020 period. The 2020 losses and loss adjustment expenses in both periods reflect a decrease in frequency, primarily in our private passenger automobile line of business as a result of the COVID-19 pandemic.

Total prior year favorable development included in the pre-tax results for the quarter ended June 30, 2021 was $13.3 million compared to $9.7 million for the comparable 2020 period. Total prior year favorable development included in the pre-tax results for the six months ended June 30, 2021 was $25.8 million compared to $19.3 million for the comparable 2020 period.

Loss, expense, and combined ratios calculated under U.S. generally accepted accounting principles for the quarter ended June 30, 2021 were 56.7%, 33.5%, and 90.2%, respectively, compared to 50.0%, 34.9%, and 84.9%, respectively, for the comparable 2020 period. Loss, expense, and combined ratios calculated under U.S. generally accepted accounting principles for the six months ended June 30, 2021 were 57.3%, 33.6%, and 90.9%, respectively, compared to 55.7%, 33.3%, and 89.0%, respectively, for the comparable 2020 period.

Net investment income for the quarter ended June 30, 2021 decreased by $0.1 million, or 1.4%, to $9.8 million from $9.9 million for the comparable 2020 period. The decrease is a result of lower yields on our fixed maturity assets compared to the prior year. Net investment income for the six months ended June 30, 2021 increased by $0.7 million, or 3.3%, to $21.3 million from $20.6 million for the comparable 2020 period. The increase is a result of an increase in the average invested asset balance compared to the prior year. Net effective annualized yield on the investment portfolio for the quarter ended June 30, 2021 was 2.7% compared to 2.9% for the comparable 2020 period. Net effective annualized yield on the investment portfolio for the six months ended June 30, 2021 was 2.9% compared to 3.0% for the comparable 2020 period. Our duration on fixed maturities was 3.2 years at June 30, 2021 and December 31, 2020, respectively.

Today, our Board of Directors approved a $0.90 per share quarterly cash dividend on its issued and outstanding common stock payable on September 15, 2021 to shareholders of record at the close of business on September 1, 2021.

Non-GAAP Measures

Management has included certain non-GAAP financial measures in presenting the Company’s results. Management believes that these non-GAAP measures better explain the Company’s results of operations and allow for a more complete understanding of the underlying trends in the Company’s business. These measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (“GAAP”). In addition, our definitions of these items may not be comparable to the definitions used by other companies.

Non-GAAP operating income and non-GAAP operating income per diluted share consist of our GAAP net income adjusted by the net realized gains (losses) on investments, change in net unrealized gains on equity securities, credit loss benefit (expense) and taxes related thereto. For the three months ended June 30, 2021, an increase of $8.6 million for the change in unrealized gains on equity securities was recognized within income before income taxes, compared to an increase of $16.8 million recognized in the comparable 2020 period. For the six months ended June 30, 2021, an increase of $14.9 million for the change in unrealized gains on equity securities was recognized in income before income taxes, compared to a decrease of $13.2 million recognized in the comparable 2020 period. Net income and earnings per diluted share are the GAAP financial measures that are most directly comparable to non-GAAP operating income and non-GAAP operating income per diluted share, respectively. A reconciliation of the GAAP financial measures to these non-GAAP measures is included in the financial highlights below.

About Safety: Safety Insurance Group, Inc., based in Boston, MA, is the parent of Safety Insurance Company, Safety Indemnity Insurance Company, Safety Property and Casualty Insurance Company, and Safety Northeast Insurance Company. Operating exclusively in Massachusetts, New Hampshire, and Maine, Safety is a leading writer of property and casualty insurance products, including private passenger automobile, commercial automobile, homeowners, dwelling fire, umbrella and business owner policies.

Additional Information: Press releases, announcements, U. S. Securities and Exchange Commission (“SEC”) Filings and investor information are available under “About Safety,” “Investor Information” on our Company website located at www.SafetyInsurance.com. Safety filed its December 31, 2020 Form 10-K with the SEC on February 26, 2021 and urges shareholders to refer to this document for more complete information concerning Safety’s financial results.

Contacts:

Safety Insurance Group, Inc.

Office of Investor Relations

877-951-2522

InvestorRelations@SafetyInsurance.com

Cautionary Statement under "Safe Harbor" Provision of the Private Securities Litigation Reform Act of 1995:

This press release contains, and Safety may from time to time make, written or oral "forward-looking statements" within the meaning of the U.S. federal securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “aim,” “projects,” or words of similar meaning and expressions that indicate future events and trends, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may”. All statements that address expectations or projections about the future, including statements about the Company’s strategy for growth, product development, market position, expenditures and financial results, are forward-looking statements.

Forward-looking statements are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. There are a number of factors, many of which are beyond our control, that could cause actual future conditions, events, results or trends to differ significantly and/or materially from historical results or those projected in the forward-looking statements. These factors include but are not limited to:

●	The competitive nature of our industry and the possible adverse effects of such competition;
●	Conditions for business operations and restrictive regulations in Massachusetts;
●	The possibility of losses due to claims resulting from severe weather;
●	The possibility that the Commissioner of Insurance may approve future rule changes that change the operation of the residual market;
●	The possibility that existing insurance-related laws and regulations will become further restrictive in the future;
●	Our possible need for and availability of additional financing, and our dependence on strategic relationships, among others;
●	The effects of emerging claim and coverage issues on the Company’s business are uncertain, and court decisions or legislative or regulatory changes that take place after the Company issues its policies, including those taken in response to COVID-19 (such as requiring insurers to cover business interruption claims irrespective of terms or other conditions included in the policies that would otherwise preclude coverage), can result in an unexpected increase in the number of claims and have a material adverse impact on the Company's results of operations;
●	The possibility that civil litigation and/or the Commissioner may require additional premium relief payouts related to COVID-19;
●	The impact of COVID-19 and related risks, including on the Company's employees, agents or other key partners, could materially affect the Company's results of operations, financial position and/or liquidity; and
●	Other risks and factors identified from time to time in our reports filed with the SEC, such as those set forth under the caption “Risk Factors” in our Form 10-K for the year ended December 31, 2020 filed with the SEC on February 26, 2021.

We are not under any obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events, or otherwise. You should carefully consider the possibility that actual results may differ materially from our forward-looking statements.

Safety Insurance Group, Inc. and Subsidiaries

Consolidated Balance Sheets

(Dollars in thousands, except share data)

	June 30,	December 31,
	2021	2020
	(Unaudited)
Assets
Investments:
Fixed maturities, available for sale, at fair value (amortized cost: $1,187,050 and $1,189,951, allowance for expected credit losses of $680 and $1,054)	$1,235,680	$1,256,653
Short term investments, at fair value (cost: $0 and $441)	—	441
Equity securities, at fair value (cost: $181,287 and $168,289)	233,114	205,254
Other invested assets	52,580	45,239
Total investments	1,521,374	1,507,587
Cash and cash equivalents	82,364	53,769
Accounts receivable, net of allowance for expected credit losses of $2,192 and $1,754	183,222	179,147
Receivable for securities sold	12,598	1,311
Accrued investment income	7,307	8,045
Taxes recoverable	—	279
Receivable from reinsurers related to paid loss and loss adjustment expenses	10,389	13,432
Receivable from reinsurers related to unpaid loss and loss adjustment expenses	101,107	106,311
Ceded unearned premiums	23,725	22,406
Deferred policy acquisition costs	74,432	74,962
Equity and deposits in pools	34,765	30,429
Operating lease right-of-use-assets	28,573	31,000
Other assets	28,047	25,595
Total assets	$2,107,903	$2,054,273

Liabilities
Loss and loss adjustment expense reserves	$576,951	$567,581
Unearned premium reserves	427,115	421,901
Accounts payable and accrued liabilities	58,247	79,486
Payable for securities purchased	26,259	7,144
Payable to reinsurers	11,214	8,236
Deferred income taxes	11,915	17,611
Taxes payable	4,965	—
Debt	30,000	30,000
Operating lease liabilities	28,573	31,000
Other liabilities	12,365	6,635
Total liabilities	1,187,604	1,169,594

Shareholders’ equity
Common stock: $0.01 par value; 30,000,000 shares authorized; 17,813,573 and 17,724,866 shares issued	178	178
Additional paid-in capital	213,079	209,779
Accumulated other comprehensive income, net of taxes	38,955	53,527
Retained earnings	791,921	745,029
Treasury stock, at cost: 2,831,168 shares	(123,834)	(123,834)
Total shareholders’ equity	920,299	884,679
Total liabilities and shareholders’ equity	$2,107,903	$2,054,273

Safety Insurance Group, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Net earned premiums	$194,297	$181,902	$387,147	$379,797
Net investment income	9,774	9,916	21,306	20,626
Earnings (losses) from partnership investments	2,614	(3,449)	6,905	(2,110)
Net realized gains (losses) on investments	3,406	(721)	6,281	(1,352)
Change in net unrealized gains on equity securities	8,654	16,828	14,861	(13,160)
Credit loss benefit (expense)	193	39	374	(2,471)
Finance and other service income	3,937	3,255	7,909	7,484
Total revenue	222,875	207,770	444,783	388,814

Losses and loss adjustment expenses	110,161	90,974	221,656	211,720
Underwriting, operating and related expenses	65,089	63,514	130,113	126,596
Interest expense	130	130	259	177
Total expenses	175,380	154,618	352,028	338,493

Income before income taxes	47,495	53,152	92,755	50,321
Income tax expense	9,828	10,658	18,914	9,817
Net income	$37,667	$42,494	$73,841	$40,504

Earnings per weighted average common share:
Basic	$2.50	$2.80	$4.96	$2.66
Diluted	$2.49	$2.78	$4.93	$2.64

Cash dividends paid per common share	$0.90	$0.90	$1.80	$1.80

Number of shares used in computing earnings per share:
Basic	14,983,365	15,120,039	14,817,312	15,175,409
Diluted	15,079,495	15,237,295	14,913,561	15,292,186

Reconciliation of Net Income to Non-GAAP Operating Income

Net income	$37,667	$42,494	$73,841	$40,504
Exclusions from net income:
Net realized (gains) losses on investments	(3,406)	721	(6,281)	1,352
Change in net unrealized gains on equity securities	(8,654)	(16,828)	(14,861)	13,160
Credit loss (benefit) expense	(193)	(39)	(374)	2,471
Income tax expense (benefit) on exclusions from net income	2,573	3,391	4,518	(3,566)
Non-GAAP operating income	$27,987	$29,739	$56,843	$53,921

Net income per diluted share	$2.49	$2.78	$4.93	$2.64
Exclusions from net income:
Net realized (gains) losses on investments	(0.23)	0.05	(0.42)	0.09
Change in net unrealized gains on equity securities	(0.57)	(1.10)	(1.00)	0.86
Credit loss (benefit) expense	(0.01)	-	(0.03)	0.16
Income tax expense (benefit) on exclusions from net income	0.17	0.22	0.30	(0.23)
Non-GAAP operating income per diluted share	$1.85	$1.95	$3.78	$3.52

Safety Insurance Group, Inc. and Subsidiaries

Additional Premium Information

(Unaudited)

(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Written Premiums
Direct	$217,233	$205,301	$409,470	$402,647
Assumed	8,429	7,128	15,760	15,106
Ceded	(18,836)	(14,693)	(34,186)	(31,059)
Net written premiums	$206,826	$197,736	$391,044	$386,694

Earned Premiums
Direct	$202,964	$192,945	$404,019	$403,096
Assumed	7,970	7,767	15,997	16,869
Ceded	(16,637)	(18,810)	(32,869)	(40,168)
Net earned premiums	$194,297	$181,902	$387,147	$379,797